U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ANDINA ACQUISITION CORPORATION

 (Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	N/A
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Carrera 10 No. 28-49 Torre A. Oficina 20-05 Bogota, Colombia
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-178061
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Ordinary Shares, $0.0001 par value	The NASDAQ Stock Market LLC
Warrants	The NASDAQ Stock Market LLC
Units	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of Class)

Item 1.  Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, ordinary shares and warrants of Andina Acquisition Corporation (the “Company”). The description of the units, ordinary shares and warrants contained under the heading “Description of Securities” in the registration statement initially filed with the Securities and Exchange Commission (the “SEC”) on November 18, 2011, as amended from time to time (File No. 333-178061) (the “Registration Statement”), to which this Form 8-A relates are incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.   Index to Exhibits.

*3.1	Form of Amended and Restated Memorandum and Articles of Association
*4.1	Specimen Unit Certificate
*4.2	Specimen Ordinary Share Certificate
*4.3	Specimen Warrant Certificate
*4.4	Form of Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant
*4.5	Form of Unit Purchase Option to be issued to EarlyBirdCapital, Inc.

*	Incorporated by reference to the corresponding exhibit of the same number filed with the Company’s Registration Statement on Form S-1, as amended, which was initially filed with the Securities and Exchange Commission on November 18, 2011.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ANDINA ACQUISITION CORPORATION

Date: February 22, 2012	By:	/s/ Julio Torres
Julio Torres Co-Chief Executive Officer

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